UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2008 (August 18, 2008)
ANHEUSER-BUSCH COMPANIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-7823	43-1162835

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Busch Place, St. Louis, Missouri	63118

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 577-2000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     Anheuser-Busch Companies, Inc. (“Anheuser-Busch”) and InBev N.V./S.A. (“InBev”) have, on August 18, 2008, received a request for additional information, commonly referred to as a “second request”, from the U.S. Department of Justice (“DOJ”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) with respect to the previously announced merger agreement between Anheuser-Busch and InBev. The effect of the second request is to extend the waiting period imposed by the HSR Act.
     In addition to the expiration of the waiting period under the HSR Act, completion of the merger transaction remains subject to approval by Anheuser-Busch’s and InBev’s shareholders and satisfaction of other agreed upon closing conditions. Anheuser-Busch intends to respond expeditiously to the second request and to work toward a prompt closing of the transaction. Anheuser-Busch continues to expect that the transaction will close by the end of the year.
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     This document contains forward-looking statements regarding the company’s expectations concerning its future operations, earnings and prospects. On the date the forward-looking statements are made, the statements represent the company’s expectations, but the company’s expectations concerning its future operations, earnings and prospects may change. The company’s expectations involve risks and uncertainties (both favorable and unfavorable) and are based on many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the company’s expectations and the forward-looking statements will be correct. Important factors that could cause actual results to differ (favorably or unfavorably) from the expectations stated in this release include, among others, changes in the pricing environment for the company’s products; changes in U.S. demand for malt beverage products, including changes in U.S. demand for other alcohol beverages; changes in consumer preference for the company’s malt beverage products; changes in the distribution for the company’s malt beverage products; changes in the cost of marketing the company’s malt beverage products; regulatory or legislative changes, including changes in beer excise taxes at either the federal or state level and changes in income taxes; changes in the litigation to which the company is a party; changes in raw materials prices; changes in packaging materials costs; changes in energy costs; changes in the financial condition of the company’s suppliers; changes in interest rates; changes in foreign currency exchange rates; unusual weather conditions that could impact beer consumption in the U.S.; changes in attendance and consumer spending patterns for the company’s theme park operations; changes in demand for aluminum beverage containers; changes in the company’s international beer business or in the beer business of the company’s international equity partners; changes in the economies of the countries in which the company, its international beer business or its international equity partners operate; future acquisitions or divestitures by the company, including effects on its credit rating; changes resulting from transactions among the company’s global or domestic competitors; and the effect of stock market conditions on the company’s share repurchase program. Anheuser-Busch disclaims any obligation to update or revise any of these forward-looking statements. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K.
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     This communication may be deemed to be solicitation material in respect of the proposed acquisition of Anheuser-Busch by InBev. In connection with the proposed acquisition, Anheuser-Busch intends to file relevant materials with the SEC. Anheuser-Busch filed a preliminary proxy statement on Schedule 14A with the SEC on August 14, 2008.
     INVESTORS OF ANHEUSER-BUSCH ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANHEUSER-BUSCH’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
     Investors and security holders will be able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov, and Anheuser-Busch stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Anheuser-Busch. Such documents are not currently available.
     InBev and certain of its directors and executive officers and other persons, and Anheuser-Busch and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Anheuser-Busch common stock in respect of the proposed transaction. Information about the directors and executive officers of Anheuser-Busch and their respective interests in Anheuser-Busch by security holdings or otherwise is set forth in its proxy statement relating to the 2008 annual meeting of stockholders, which was filed with the SEC on March 10, 2008. Investors may obtain additional information regarding the interest of the participants by reading the preliminary proxy statement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANHEUSER-BUSCH COMPANIES, INC.
Date: August 18, 2008	By:	/s/ JoBeth G. Brown
JoBeth G. Brown
Vice President and Secretary